                                                                     Exhibit 2.1






                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                                 MAIL.COM, INC.
                              ML ACQUISITION CORP.
                         SWIFT TELECOMMUNICATIONS, INC.


                                       AND


                             THE SOLE SHAREHOLDER OF
                         SWIFT TELECOMMUNICATIONS, INC.





                                   DATED AS OF
                                JANUARY 31, 2001

                                TABLE OF CONTENTS


ARTICLE I  THE MERGER............................................................................................      1

   SECTION 1.1       THE MERGER..................................................................................      1
   SECTION 1.2       EFFECTIVE TIME..............................................................................      1
   SECTION 1.3       EFFECT OF THE MERGER........................................................................      2
   SECTION 1.4       DIRECTORS AND OFFICERS......................................................................      2
   SECTION 1.5       ADDITIONAL ACTIONS..........................................................................      2

ARTICLE II  CONSIDERATION; CONVERSION OF SHARES..................................................................      3

   SECTION 2.1       MERGER CONSIDERATION........................................................................      3
   SECTION 2.2       CONVERSION OF SHARES........................................................................      5
   SECTION 2.3       EXCHANGE OF CERTIFICATES....................................................................      5
   SECTION 2.4       NO FRACTIONAL SECURITIES....................................................................      5
   SECTION 2.5       STOCK TRANSFER BOOKS........................................................................      6
   SECTION 2.6       NO FURTHER OWNERSHIP RIGHTS IN COMPANY STOCK................................................      6

ARTICLE III  REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY..............................................      6

   SECTION 3.1       CORPORATE ORGANIZATION......................................................................      6
   SECTION 3.2       AUTHORIZATION...............................................................................      7
   SECTION 3.3       CONSENTS AND APPROVALS; NO VIOLATIONS.......................................................      7
   SECTION 3.4       CAPITALIZATION; SUBSIDIARIES................................................................      7
   SECTION 3.5       FINANCIAL STATEMENTS........................................................................      8
   SECTION 3.6       ABSENCE OF UNDISCLOSED LIABILITIES..........................................................      9
   SECTION 3.7       ABSENCE OF CERTAIN CHANGES OR EVENTS........................................................      9
   SECTION 3.8       LEGAL PROCEEDINGS, ETC......................................................................      9
   SECTION 3.9       TAXES.......................................................................................     10
   SECTION 3.10      TITLE TO PROPERTIES AND RELATED MATTERS.....................................................     10
   SECTION 3.11      INTELLECTUAL PROPERTY; PROPRIETARY RIGHTS; EMPLOYEE RESTRICTIONS............................     12
   SECTION 3.12      CONTRACTS...................................................................................     13
   SECTION 3.13      EMPLOYEES; EMPLOYEE BENEFITS................................................................     14
   SECTION 3.14      COMPLIANCE WITH APPLICABLE LAW..............................................................     15
   SECTION 3.15      ABILITY TO CONDUCT THE BUSINESS.............................................................     15
   SECTION 3.16      MAJOR CUSTOMERS.............................................................................     15
   SECTION 3.17      ACCOUNTS RECEIVABLE.........................................................................     16
   SECTION 3.18      INSURANCE...................................................................................     16
   SECTION 3.19      BANK ACCOUNTS; POWERS OF ATTORNEY...........................................................     16
   SECTION 3.20      MINUTE BOOKS, ETC...........................................................................     16
   SECTION 3.21      RELATED PERSON INDEBTEDNESS AND CONTRACTS...................................................     16
   SECTION 3.22      AT&T EASYLINK AGREEMENT; XTREME AGREEMENTS; AND COMTEXT AGREEMENT...........................     17
   SECTION 3.23      BROKERS; PAYMENTS...........................................................................     17

   SECTION 3.24      COMPANY ACTION..............................................................................     18
   SECTION 3.25      DISCLOSURE..................................................................................     18

ARTICLE IV  REPRESENTATIONS AND WARRANTIES RELATING TO THE SHAREHOLDERS..........................................     18

   SECTION 4.1       AUTHORIZATION; ETC..........................................................................     18
   SECTION 4.2       PARENT COMMON STOCK.........................................................................     19

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF THE PARENT AND MERGER SUB...........................................     21

   SECTION 5.1       CORPORATE ORGANIZATION......................................................................     21
   SECTION 5.2       AUTHORIZATION...............................................................................     21
   SECTION 5.3       CONSENTS AND APPROVALS; NO VIOLATIONS.......................................................     22
   SECTION 5.4       CAPITALIZATION..............................................................................     22
   SECTION 5.5       SEC REPORTS.................................................................................     23
   SECTION 5.6       BROKERS; PAYMENTS...........................................................................     23
   SECTION 5.7       DISCLOSURE..................................................................................     23
   SECTION 5.8       VALIDITY OF SHARES..........................................................................     23

ARTICLE VI  ADDITIONAL AGREEMENTS................................................................................     24

   SECTION 6.1       TRANSFER OF SHARES..........................................................................     24
   SECTION 6.2       REASONABLE EFFORTS; ETC.....................................................................     24
   SECTION 6.3       FEES AND EXPENSES...........................................................................     24
   SECTION 6.4       NASDAQ NATIONAL MARKET LISTING..............................................................     24
   SECTION 6.5       TAX COVENANTS...............................................................................     24
   SECTION 6.6       INDEMNIFICATION.............................................................................     25
   SECTION 6.7       EXCHANGE ACT REPORTS........................................................................     26
   SECTION 6.8       LEGENDS.....................................................................................     26
   SECTION 6.9       EASYLINK AGREEMENTS; XTREME AGREEMENTS; AND COMTEXT AGREEMENTS..............................     26
   SECTION 6.10      REGISTRATION RIGHTS.........................................................................     26
   SECTION 6.11      FUNDING OF CLOSING CASH PAYMENT UNDER THE EASYLINK AGREEMENTS; GUARANTEE....................     26
   SECTION 6.12      UNDERTAKING BY THE PARENT...................................................................     27

ARTICLE VII  COVENANTS OF SHAREHOLDERS...........................................................................     27

   SECTION 7.1       NONCOMPETITION..............................................................................     27

ARTICLE VIII  CONDITIONS TO THE OBLIGATIONS OF THE PARENT AND MERGER SUB.........................................     28

   SECTION 8.1       PERFORMANCE.................................................................................     29
   SECTION 8.2       ABSENCE OF LITIGATION.......................................................................     29
   SECTION 8.3       ADDITIONAL AGREEMENTS.......................................................................     29
   SECTION 8.4       DELIVERY OF CERTIFICATES FOR CANCELLATION...................................................     29
   SECTION 8.5       CERTIFICATES OF MERGER......................................................................     29
   SECTION 8.6       NASDAQ WAIVER OR RECEIPT OF SHAREHOLDER APPROVAL............................................     29
   SECTION 8.7       SUPPORTING DOCUMENTS........................................................................     30


                                       ii
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
   SECTION 8.8       EASYLINK CLOSING............................................................................     30

ARTICLE IX  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDER.....................................     30

   SECTION 9.1       PERFORMANCE.................................................................................     30
   SECTION 9.2       ABSENCE OF LITIGATION.......................................................................     30
   SECTION 9.3       ADDITIONAL AGREEMENTS.......................................................................     30
   SECTION 9.4       CERTIFICATES OF MERGER......................................................................     31
   SECTION 9.5       CASH AND SHARES OF PARENT COMMON STOCK......................................................     31
   SECTION 9.6       NASDAQ WAIVER OR RECEIPT OF SHAREHOLDER APPROVAL............................................     31
   SECTION 9.7       SUPPORTING DOCUMENTS........................................................................     31
   SECTION 9.8       EASYLINK CLOSING............................................................................     31

ARTICLE X  TERMINATION...........................................................................................     32

   SECTION 10.1      TERMINATION.................................................................................     32
   SECTION 10.2      EFFECT OF TERMINATION.......................................................................     32

ARTICLE XI  INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS AND WARRANTIES..........................................     32

   SECTION 11.1      INDEMNITY OBLIGATIONS.......................................................................     32
   SECTION 11.2      NOTIFICATION OF CLAIMS......................................................................     34
   SECTION 11.3      DURATION....................................................................................     34
   SECTION 11.4      NO CONTRIBUTION.............................................................................     35

ARTICLE XII  MISCELLANEOUS PROVISIONS............................................................................     35

   SECTION 12.1      AMENDMENT; WAIVER...........................................................................     35
   SECTION 12.2      WAIVER OF COMPLIANCE........................................................................     35
   SECTION 12.3      NOTICES.....................................................................................     35
   SECTION 12.4      ASSIGNMENT..................................................................................     36
   SECTION 12.5      NO THIRD PARTY BENEFICIARIES................................................................     36
   SECTION 12.6      PUBLIC ANNOUNCEMENTS........................................................................     36
   SECTION 12.7      COUNTERPARTS................................................................................     37
   SECTION 12.8      HEADINGS....................................................................................     37
   SECTION 12.9      ENTIRE AGREEMENT............................................................................     37
   SECTION 12.10     GOVERNING LAW...............................................................................     37

EXHIBIT


Exhibit A                  Delaware Certificate of Merger
Exhibit B                  New York Certificate of Merger
Exhibit C                  Promissory Note
Exhibit D                  Disclosure Schedule
Exhibit E                  FIRPTA Certificate
Exhibit F                  Easylink Note

                          AGREEMENT AND PLAN OF MERGER



         AGREEMENT AND PLAN OF MERGER dated as of January 31, 2001 by and among Mail.com, Inc., a corporation organized under the laws of the State of Delaware (the "Parent"), ML Acquisition Corp., a corporation organized under the laws of the State of Delaware and a wholly-owned subsidiary of the Parent ("Merger Sub"), Swift Telecommunications, Inc., a corporation organized under the laws of the State of New York (the "Company"), and the sole shareholder of the Company (the "Shareholder") identified on the signature pages hereto.

         WHEREAS, the respective Boards of Directors of the Parent, Merger Sub and the Company have approved, and the respective stockholders of Merger Sub and the Company have approved, the merger of the Company with and into Merger Sub (the "Merger"), pursuant to which Merger Sub will be the surviving corporation and the stockholders of the Company immediately prior to such merger will be entitled to receive the consideration provided for in this Agreement, all upon the terms and subject to the conditions set forth herein;

         WHEREAS, it is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements set forth herein, and intending to be legally bound hereby, the parties hereby agree as follows:


                                    ARTICLE I

                                   THE MERGER

         Section 1.1 The Merger. (a) At the Effective Time (as defined in
Section 1.2), and subject to and upon the terms and conditions of this Agreement, the New York State Business Corporation Law (the "BCL") and the Delaware General Corporation Law (the "GCL"), the Company shall be merged with and into Merger Sub, the separate corporate existence of the Company shall cease, and Merger Sub shall continue as the surviving corporation. Merger Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

                  (b) Closing. Unless this Agreement has been terminated and the transactions herein contemplated have been abandoned pursuant to Article X and subject to the satisfaction or waiver of the conditions set forth in Articles VIII and IX, the consummation of the Merger (the "Closing") will take place as promptly as practicable (and in any event within two (2) business days) after satisfaction or waiver of the conditions set forth in Articles VIII and IX, at the offices of Parent, 11 Broadway, 6th Floor, New York, New York, unless another date, time or place is agreed to in writing by the Company and the Parent. The date of such Closing is referred to herein as the "Closing Date."

         Section 1.2 Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Articles VIII and IX, the parties hereto shall cause the

Merger to be consummated by filing certificates of merger as contemplated by the GCL in the form of Exhibit A hereto (the "Delaware Certificate of Merger") and as contemplated by the BCL in the form of Exhibit B hereto (the "New York Certificate of Merger", and together with the Delaware Certificate of Merger, the "Certificates of Merger"), together with any required related certificates, with the Secretaries of State of the States of Delaware and New York, respectively, in such form as required by, and executed in accordance with the relevant provisions of, the GCL and the BCL (the time that the Merger is effective pursuant to the GCL and the BCL being referred to herein as the "Effective Time").

         Section 1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificates of Merger and the applicable provisions of the GCL and the BCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                  (a) Certificate of Incorporation. Unless otherwise determined by the Parent prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the GCL and such Certificate of Incorporation.

                  (b) By-Laws. Unless otherwise determined by the Parent prior to the Effective Time, the By-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation.

         Section 1.4 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

         Section 1.5 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation considers or is advised that any deeds, bills of sale, assignments, assurances or any other acts or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in or to any of the rights, properties or assets of Merger Sub or the Company acquired or to be acquired by reason of, or as a result of, the Merger, or otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors shall be authorized to execute and deliver, in the name and on behalf of Merger Sub or the Company, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of Merger Sub or the Company, all such other acts and things necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to or under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

                                   ARTICLE II

                       CONSIDERATION; CONVERSION OF SHARES

         Section 2.1 Merger Consideration. (a) Total Merger Consideration. The consideration payable in the Merger to holders of shares of the Company's common stock, no par value ("Company Common Stock"), shall consist, subject to reduction as provided below, in the aggregate of (i) EIGHT HUNDRED THIRTY FIVE THOUSAND TWO HUNDRED NINETY FOUR UNITED STATES DOLLARS (US$835,294) (the "Cash Consideration"), (ii) a promissory note in the aggregate principal amount of NINE MILLION ONE HUNDRED EIGHTY EIGHT THOUSAND TWO HUNDRED THIRTY FIVE UNITED STATES DOLLARS (US$9,188,235) in the form Exhibit C hereto (, the "Note"), (iii) EIGHTEEN MILLION NINE HUNDRED SIXTY ONE THOUSAND ONE HUNDRED SEVENTY SIX (18,961,176) shares of the Class A Common Stock, $.01 par value per share ("Parent Common Stock"), of the Parent (such number of shares to be appropriately adjusted in the event of any stock split, stock dividend, stock combination or recapitalization or other event having similar effect), or shares, property or other consideration into which such shares shall have been converted in the event of any merger, consolidation, reorganization or other event in which the Parent Common Stock is converted into the right to receive other shares, property or consideration (the "Closing Share Payment") and (iv) the Contingent Payment (as defined in Section 2.1(c) below). The Note and the Closing Share Payment shall be subject to reduction as provided in paragraph (b) of this Section 2.1. The Cash, the Note, the Closing Share Payment and the Contingent Payment, as any of the foregoing may be reduced, shall be referred to as the "Merger Consideration."

         (b) Reduction in Merger Consideration.

         If on or before September 30, 2001 Xtreme Global Communications (S) Pte Ltd or Xtreme Global Communications SDN BHD (collectively, "Xtreme") do not complete the acquisitions of all of the Singapore and Malaysian assets to be acquired from Xpedite Systems, Inc. ("Xpedite") by Xtreme, including receipt of all governmental licenses necessary to offer the services offered by Xtreme (the "Xtreme Assets"), the cash portion of the Purchase Price payable at the Closing, the Closing Share Payment and the Note shall be subject to reduction as follows:

                  (A) the cash portion of the Purchase Price shall be SIX HUNDRED NINETY FOUR THOUSAND ONE HUNDRED SEVENTEEN UNITED STATES DOLLARS ($694,117);

                  (B) the Note shall be SEVEN MILLION SIX HUNDRED THIRTY FIVE THOUSAND TWO HUNDRED NINETY FOUR UNITED STATES DOLLARS ($7,635,294); and

                  (C) the Closing Share Payment shall be FIFTEEN MILLION SEVEN HUNDRED FIFTY SIX THOUSAND SEVEN HUNDRED FIVE (15,756,470) shares of Parent Common Stock.

         Any reduction in the cash portion of the Purchase Price under this this
Section 2.1(b) may be satisfied by offset against an equal amount of payments on the Note. The Shareholder shall return to the Parent for cancellation the number of shares of Parent Common Stock received as part of the Closing Share Payment in excess of the number specified in Section 2.1(b)(C) above if a reduction in
Section 2.1(b) shall occur (the "Excess Shares"). The share certificates evidencing the Excess Shares shall contain a legend notifying of the restrictions contained in this Agreement.

         (c) Contingent Payment.

         The Surviving Corporation shall pay in United States dollars the Contingent Payment to the Shareholder upon each date on which the Surviving Corporation receives Comtext SRL Net Proceeds (as defined below). The Contingent Payment means an amount in cash equal to the amount of Comtext SRL Net Proceeds so received in United States dollars; provided, however, that, if after giving effect to the payment of the Contingent Payment the Merger would not qualify as a tax-free reorganization under Section 368(a) of the Code, then the Contingent Payment will be payable in cash and shares of Parent Common Stock (valued at $1.00 per share, as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and other events having similar effect) in such proportions as would result in the Merger qualifying as a tax-free reorganization under Section 368(a) of the Code. "Comtext SRL Net Proceeds" means the net proceeds from the sale of the business and assets of GN Comtext S.r.L., an Italian corporation ("Swift Comtext srl"), after payment of (a) all costs and expenses incurred in connection with such sale, (b) all Taxes (as defined in Section 3.9(e)) payable as a result of such sale or the distribution of such proceeds to the Surviving Corporation, (c) all liabilities and obligations arising out of such sale or otherwise arising out of or relating to Swift Comtext srl, including special employee bonuses payable in connection with such sale, (d) all costs and losses, if any arising, out of the conversion of such proceeds into United States dollars and (e) the deferred portion of the purchase price (including any contingent payment obligations) now or hereafter owed to GN Comtext Limited, whether paid in cash or by offset of payments, including with respect to applicable Taxes, due from GN Comtext Ltd. under the Telecoms Agreement (as defined in the GN Comtext Ltd. agreement). Payments of Comtext SRL Net Proceeds consisting of deferred payment obligations or other non-cash consideration shall be paid, subject to payment of such costs, expenses, Taxes, liabilities and obligations and other costs and expenses, (i) in the case of Comtext SRL Net Proceeds that are not required to be applied to the repayment of the $35 million original principal amount note issued to AT&T Corporation (the "AT&T Note"), promptly after receipt of such deferred payments in cash or conversion of such non-cash consideration into cash and (ii) in the case of Comtext SRL Net Proceeds that are required to be applied to the repayment of the AT&T Note, at the times that the amounts so applied to such repayment would have been paid on the AT&T Note in accordance with the originally scheduled installments thereof against which such payments were applied together with, in the case of clause (ii), interest on such amounts at the rate of interest under the AT&T Note from the time of such application of such amounts to the repayment of the AT&T Note until such amounts are paid to the Shareholder (such interest to be paid when it would have been payable under the AT&T Note). In addition, Swift Comtext srl cash and accounts receivable shall be liquidated as promptly as practicable after the Closing and the net proceeds after payment of all liabilities (including those specified above) shall be paid to the Shareholder on a bi-weekly basis. Swift

Comtext srl shall not conduct any business or activities other those in furtherance of the sale of its assets and the winding up of its business and activities incident thereto.

         Section 2.2 Conversion of Shares. (a) Conversion of Shares. Each share of Company Common Stock issued and outstanding as of the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into the right to receive a proportionate share of the Merger Consideration.

         (b) Treasury Shares. Each share of Company Common Stock held in the Company's treasury as of the Effective Time, if any, shall by virtue of the Merger be canceled without payment of any consideration therefor.

         (c) Merger Sub Shares. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding at the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, remain outstanding and thereafter represent one share of common stock of the Surviving Corporation, as such shares of common stock are constituted immediately following the Effective Time.

         Section 2.3 Exchange of Certificates. (a) At the Closing, certificates (the "Certificates") representing all of the issued and outstanding shares of Company Common Stock shall be surrendered for cancellation and termination in the Merger. At the Effective Time, each Certificate shall be canceled in exchange for a proportionate share of the Merger Consideration as provided pursuant to Section 2.2 of this Agreement. Certificates representing shares of Parent Common Stock shall be delivered to the the Shareholder on the Closing Date. Until surrendered, each outstanding Certificate which prior to the Effective Time represented shares of Company Common Stock shall be deemed for all corporate purposes to evidence the right to receive the proportionate share of the Merger Consideration into which the shares of Company Common Stock have been converted. From and after the Effective Time, the holder of shares of Company Common Stock shall cease to have any rights in respect of such shares and his rights shall be solely in respect of the Merger Consideration into which such shares of Company Common Stock have been converted.

                  (b) In the event any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed Certificate the portion of the Merger Consideration payable or issuable in exchange therefor pursuant to the provisions of Section 2.2 of this Agreement. The Board of Directors of Parent may in its discretion and as a condition precedent to the issuance thereof require the owner of such lost, stolen or destroyed Certificate to provide to Parent an indemnity agreement against any claim that may be made against Parent with respect to the Certificate alleged to have been lost, stolen or destroyed.

         Section 2.4 No Fractional Securities. No fractional shares of Parent Common Stock shall be issuable by the Parent upon the conversion of shares of Company Common Stock in the Merger pursuant to Section 2.2 hereof. In lieu of any such fractional shares, each holder of Company Common Stock who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock shall be entitled to receive instead an amount in cash equal to such fraction multiplied by the closing price of a share of Parent Common Stock on the NASDAQ Stock Market on the day on which the Effective Time occurs.

         Section 2.5 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of Company Common Stock thereafter on the records of the Company.

         Section 2.6 No Further Ownership Rights in Company Stock. The Merger Consideration into which the shares of Company Common Stock have been converted in accordance with the terms hereof shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates for shares of Company Common Stock are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.


                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY

         Each of the Company and the Shareholder, jointly and severally, represents and warrants to the Parent and Merger Sub as set forth below as of the date of this Agreement and as of the Closing Date, subject to the exceptions set forth in the disclosure schedules attached hereto as Exhibit D (the "Disclosure Schedules"), the section numbers and letters of which correspond to the section and subsection numbers and letters of this Agreement. Sections 3.6 through 3.17 shall not apply to the AT&T Easylink business.

         Section 3.1 Corporate Organization. Each of the Company and it Subsidiaries (as defined in Section 3.4(b)) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation as set forth on Schedule 3.1. Each of the Company and its Subsidiaries has all requisite corporate power and authority to own, operate and lease the properties and assets it now owns, operates and leases and to carry on its business as presently conducted. Each of the Company and its Subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing in the jurisdictions set forth in Schedule 3.1, which are the only jurisdictions where such qualification is required by reason of the nature of the properties and assets currently owned, operated or leased by it or the business currently conducted by it other than those jurisdictions where the failure to be so qualified would not have a Company Material Adverse Effect (as defined in Section 3.7). The Company has previously delivered to the Parent complete and correct copies of the Certificate or Articles of Incorporation (certified by the Secretary of State of the applicable jurisdiction) or the Memorandum and Articles of Association, or comparable charter documents (such Certificate, Articles, Memorandum or comparable documents, "Charter") and its By-Laws (certified by the Secretary of the Company as of a recent date). Except as set forth in Schedule 3.1, neither the Charter or Bylaws of the Company or any of its Subsidiaries have been amended since the date of certification thereof, nor has any action been taken for the purpose of effecting any amendment of such instrument.

         Section 3.2 Authorization. Each of the Company and its Subsidiaries has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly approved by the Board of Directors and shareholders of the Company, and no other corporate action on the part of the Company is necessary to approve and authorize the execution and delivery of this Agreement or (subject to the filing of the Certificates of Merger pursuant to the GCL and the BCL) the consummation of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in law or in equity, and requirements of good faith, fair dealing and reasonableness.

         Section 3.3 Consents and Approvals; No Violations. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not: (i) violate or conflict with any provision of the Charter or By-Laws of the Company or any of its Subsidiaries, (ii) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under, or, except as set forth on Schedule 3.3, require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which the Company or any Subsidiary is a party, or by which the Company or any Subsidiary or any of its properties or assets may be bound, (iii) result in the creation of any lien, claim or encumbrance or other right of any third party of any kind whatsoever upon the properties or assets of the Company or any Subsidiary pursuant to the terms of any such instrument or obligation,
(iv) violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction, decree or other instrument of any federal, state, local or foreign court or governmental or regulatory body, agency or authority applicable to the Company or any Subsidiary or by which any of its properties or assets may be bound or (v) except as disclosed on Schedule 3.3, require, on the part of the Company or any Subsidiary, any filing or registration with, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority.

         Section 3.4 Capitalization; Subsidiaries. (a) The authorized capital stock of the Company consists of 200 shares of Company Common Stock, of which 200 shares are issued and outstanding. Schedule 3.4(a) sets forth a complete and correct list of the record and beneficial ownership of the issued and outstanding shares of Company Common Stock. All of the issued and outstanding shares of Company Common Stock were duly authorized and validly issued and are fully paid and nonassessable, and were not issued in violation of any preemptive rights or federal or state securities laws. Except as disclosed in Schedule 3.4(a) hereto, the Company has never repurchased or redeemed any shares of its capital stock, and there are no amounts owed or which may be owed to any person by the Company as a result of any repurchase or redemption of shares of its capital stock. Except as disclosed in Schedule 3.4(a) hereto, there are no agreements, arrangements or understandings to which the Company is a party or by which it is bound to redeem or repurchase any shares of its capital stock. There are no outstanding options, warrants or other rights to purchase, or any securities convertible into or exchangeable for ("Convertible Securities"), Convertible Securities or shares of the capital stock of the Company, and there are no agreements, arrangements or understandings to which the Company is a party or by which it is bound pursuant to which the Company is or may be required to issue additional shares of its capital stock.

                  (b) Except as set forth in Schedule 3.4(b), the Company does not own, directly or indirectly, any equity securities, or options, warrants or other rights to acquire equity securities, or securities convertible into or exchangeable for equity securities, of any other corporation, limited liability company or similar entity (whether domestic or foreign), or any partnership or other equity interest in any general or limited partnership or unincorporated joint venture (each of such corporations, limited liability companies, similar entities, partnerships or unincorporated entities in which the Company has any direct or indirect interest, individually, a "Subsidiary" and collectively, "Subsidiaries"). The authorized and outstanding capital stock or other equity interests of each Subsidiary consists of the classes and numbers of shares of capital stock or percentage of such equity interests set forth in Schedule 3.4(b). Schedule 3.4(b) sets forth a complete and correct list of the record and beneficial ownership of the issued and outstanding shares of each class of capital stock or equity interest of each Subsidiary. All of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary were duly authorized and validly issued and are fully paid and nonassessable, and were not issued in violation of any preemptive rights or federal, state or foreign securities laws. Except as disclosed in Schedule 3.4(a) hereto, no Subsidiary has ever repurchased or redeemed any shares of its capital stock or equity interests, and there are no amounts owed or which may be owed to any person by any Subsidiary as a result of any repurchase or redemption of shares of its capital stock or other equity interests. Except as disclosed in Schedule 3.4(a) hereto, there are no agreements, arrangements or understandings to which any Subsidiary is a party or by which it is bound to redeem or repurchase any shares of its capital stock or other equity interests. There are no outstanding options, warrants or other rights to purchase, or any securities convertible into or exchangeable for ("Convertible Securities"), Convertible Securities or shares of the capital stock or other equity interests of any Subsidiary, and there are no agreements, arrangements or understandings to which any Subsidiary is a party or by which it is bound pursuant to which the such Subsidiary is or may be required to issue additional shares of its capital stock.

         Section 3.5 Financial Statements. (a) Attached hereto as Schedule 3.5(a) are the unaudited consolidated balance sheet of the Company as of November 30, 2000 and the unaudited consolidated pro forma statements of income and cash flows of the Company for the eleven months ended November 30, 2000 (pro forma for the acquisition by the Company of the GN Comtext Ltd business as though such acquisition occurred as of January 1, 2000), which statements of income and cash flows reflect pro forma information for the period from January 1, 2000 until July 31, 2000 and actual information for the period from August 1, 2000 until November 30, 2000 (hereinafter collectively referred to as the "Financial Statements"). Except as set forth on Schedule 3.5(a), the Financial Statements (i) have been prepared from the books and records of the Company,
(ii) have been prepared in accordance with GAAP during the periods covered thereby and (iii) present fairly in all material respects the consolidated financial condition and consolidated results of operations and cash flows of the Company as at November 30, 2000, and for the eleven months ended November 30, 2000.

         Section 3.6 Absence of Undisclosed Liabilities. Except (i) as set forth on Schedule 3.6, (ii) as set forth or reserved against in the balance sheet of the Company as of November 30, 2000 included in the Financial Statements (the "Balance Sheet") and (iii) for obligations and liabilities incurred since November 30, 2000 in the ordinary course of business consistent in kind and amount with past practice, neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise.

         Section 3.7 Absence of Certain Changes or Events. Except as set forth in Schedule 3.7, since November 30, 2000, each of the Company and its Subsidiaries has carried on its business in all material respects in the ordinary course and consistent with past practice. Except as set forth on
Schedule 3.7 hereto, since November 30, 2000, each of the Company and its Subsidiaries has not: (i) incurred any material obligation or liability (whether absolute, accrued, contingent or otherwise) except in the ordinary course of business and consistent in kind and amount with past practice; (ii) experienced any Company Material Adverse Effect (as defined below); (iii) made any change in accounting principle or practice or in its method of applying any such principle or practice; (iv) suffered any material damage, destruction or loss, whether or not covered by insurance, affecting its properties, assets or business; (v) mortgaged, pledged or subjected to any lien, charge or other encumbrance, or granted to third parties any rights in, any of its material assets, tangible or intangible; (vi) sold or transferred any of its assets having a value in excess of $5,000 per individual asset or $50,000 in the aggregate for all assets sold or transferred, except in the ordinary course of business and consistent in kind and amount with past practice, or canceled or compromised any debts or waived any claims or rights except in the ordinary course of business and consistent in kind and amount with past practice; (vii) issued any additional shares of capital stock or any rights, options or warrants to purchase, or securities convertible into or exchangeable for, Convertible Securities or shares of its capital stock; (viii) declared or paid any dividends on or made any distributions (however characterized) in respect of shares of its capital stock;
(ix) repurchased or redeemed any shares of its capital stock; or (x) entered into any agreement to do any of the foregoing. The term "Company Material Adverse Effect" means, for purposes of this Agreement, any change, event or effect that is, or that is reasonably likely to be, materially adverse to the business, prospects, operations, assets, liabilities, contingent or otherwise, financial condition or results of operations of the Company and its Subsidiaries taken as a whole or the Surviving Corporation and its Subsidiaries.

         Section 3.8 Legal Proceedings, etc. Except as set forth in Schedule 3.8, there are no suits, actions, claims, proceedings (including, without limitation, arbitral or administrative proceedings) or investigations pending or, to the best knowledge of the Company (which, for purposes of this Agreement, together with similar phrases relating to the knowledge or awareness of the Company, shall mean the best knowledge, after due inquiry, of the Shareholder, Fran Santacapita, Tony Antoun and Rayson Nah), threatened against the Company or any Subsidiary or its properties, assets or business or, to the best knowledge of the Company, pending or threatened against any the Shareholder, officers, directors, employees, agents or consultants of the Company or any Subsidiary in connection with the business of the Company or any Subsidiary, and, in each case, which involve amounts in excess of $10,000 singly or in the aggregate. There are no such suits, actions, claims, proceedings or investigations pending against the Company or any Subsidiary, or, to the best knowledge of the Company, threatened against the Company or any Subsidiary challenging the validity or propriety of the transactions contemplated by this Agreement. There is no judgment, order, injunction, decree or award (whether issued by a court, an arbitrator or an administrative agency) to which the Company or any Subsidiary is a party, or involving the properties, assets or business of the Company or any Subsidiary, which is unsatisfied or which requires continuing compliance therewith by the Company or any Subsidiary.

      Section 3.9     Taxes.  The Company represents and warrants the following:

                  (a) All Tax returns, reports and other filings in respect of Taxes (as that term is hereinafter defined) required to be filed in respect of the Company or any Subsidiary have been or will be duly and timely filed, have been or will be prepared in compliance in all material respects with all applicable laws, rules and regulations, and (in the case of all filed returns, reports and other filings) are true, correct and complete, and all Taxes of the Company or such Subsidiary, whether or not shown as due on such returns, reports or other filings, have been or will be fully paid when due. Each of the Company and its Subsidiaries has established in accordance with GAAP adequate reserves on the Balance Sheet for Taxes accrued but not yet due or has determined in accordance with GAAP that such reserves are not necessary.

                  (b) Except as set forth in Schedule 3.9, there is no agreement, plan or arrangement covering any employee or independent contractor or former employee or independent contractor of the Company or any Subsidiary that, considered individually or considered collectively with any other such agreement, plan or arrangement, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G of the Code or that would be subject to an excise tax under Section 4999 of the Code.

                   (c) Except as set forth in Schedule 3.9, each of the Company and its Subsidiaries has withheld or deducted all Taxes or other amounts from payments to employees or other persons required to be deducted or withheld, and has timely paid over such Taxes or other amounts to the appropriate governmental authorities to the extent due and payable.

                  (d) Neither the Company nor any of its Subsidiaries is a "consenting corporation" within the meaning of Section 341(f)(1) of the Code, or comparable provisions of any state statutes, and none of the assets of the Company or any Subsidiary is subject to an election under Section 341(f) of the Code or comparable provisions of any state statutes.

                  (e) For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean and include any and all United States federal, state, local, foreign or other taxes (including, without limitation, any and all income, franchise, sales, use, excise, withholding, employment, payroll, social security or property taxes) and similar assessments, customs, duties, charges and fees (including interest, penalties and additions to such taxes, assessments, customs, duties, charges and fees, penalties for failure to file or late filing of any return, report or other filing, and any interest in respect of such penalties and additions).

         Section 3.10 Title to Properties and Related Matters. (a) Except as set forth on Schedule 3.10(a), each of the Company and its Subsidiaries has good and valid title to all personal property, tangible or (excluding any Intellectual Property Rights, as defined in Section

3.11) intangible, which it purports to own, including the properties reflected on the Balance Sheet or acquired after the date thereof (other than properties and assets sold or otherwise disposed of in the ordinary course of business and consistent in kind and amount with past practice since November 30, 2000), free and clear of any claims, liens, pledges, security interests or encumbrances of any kind whatsoever (other than (i) purchase money security interests and common law vendor's liens, in each case for goods purchased on open account in the ordinary course of business consistent in kind and amount with past practice and having a fair market value of less than $10,000 in each individual case, (ii) liens for Taxes not yet due and payable, and (iii) such imperfections of title and encumbrances, if any, that are not material in character, amount or extent and that do not materially detract from the value, or materially interfere with the use of, the property subject thereto or affected thereby or that affect property having a fair market value of less than $10,000 in each individual case). Collectively, such property, the property leased by the Company as disclosed on Schedule 3.10(c) and the Intellectual Property Rights disclosed on
Schedule 3.11 constitute all property, tangible or intangible, used or held for use by the Company and its Subsidiaries and necessary to conduct the business of the Company and its Subsidiaries as presently conducted.

                  (b) Neither the Company nor any Subsidiary owns any real property or any interest in real property, except as set forth in Schedule 3.10(d).

                  (c) Schedule 3.10(c) sets forth a list, which is correct and complete in all material respects, of all equipment, machinery, instruments, vehicles, furniture, fixtures and other items of personal property currently owned by the Company or any Subsidiary with a book value as of November 30, 2000, in each case of $5,000 or more. Except as set forth in Schedule 3.10(c), all such personal property that is material to the business of the Company or any Subsidiary is in suitable operating condition (ordinary and reasonable wear and tear excepted) and is physically located in or about one of the places of business of the Company or any Subsidiary. Except as disclosed in Schedule 3.10(c), none of such personal property is subject to any agreement or commitment for its use by any person other than the Company or any Subsidiary. The maintenance and operation of such personal property has been in conformance in all material respects with all applicable laws and regulations.

                  (d) Schedule 3.10(d) sets forth a complete and correct list of all real property and personal property leases to which the Company or any Subsidiary is a party and which involve payments in each case of at least $1,000 per month. The Company has previously delivered to the Parent complete and correct copies of each lease (and any amendments or supplements thereto) listed in Schedule 3.10(d). Except as set forth in Schedule 3.10(d), (i) each such lease is valid and binding, and in full force and effect; (ii) neither the Company nor any Subsidiary nor (to the best knowledge of the Company) any other party is in default under any such lease, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by the Company or any Subsidiary or (to the best knowledge of the Company) a default by any other party under such lease; (iii) there are no disputes or disagreements between the Company or any Subsidiary and any other party with respect to any such lease; and (iv) there is no requirement under any such lease that the Company or any Subsidiary either obtain the lessor's consent to, or notify the lessor of, the consummation of the transactions contemplated by this Agreement. Except as set forth on Schedule 3.10(d), there are no assets leased by the Company or any Subsidiary that are owned, directly or indirectly, by any Related Person (as that term is hereinafter defined in Section 3.22)

         Section 3.11 Intellectual Property; Proprietary Rights; Employee Restrictions. (a) Set forth on Schedule 3.11 is a list of all copyright registrations and applications for copyright registrations, trademark registrations and applications for trademark registrations, patents and patent applications, trademarks, service marks, trade names and Internet domain names that are used by the Company or any Subsidiary in the business of the Company as presently conducted. The items listed on Schedule 3.11, together with all other intellectual property rights owned by the Company or any Subsidiary and used in connection with its business are referred to as "Intellectual Property Rights." Except as set forth on Schedule 3.11 or as the failure to have been validly assigned would not have a Company Material Adverse Effect, all Intellectual Property Rights purported to be owned by the Company or any Subsidiary which were developed, worked on or otherwise held by any shareholder, employee, officer, consultant or otherwise are owned free and clear by the Company or such Subsidiary by operation of law or have been validly assigned to the Company or such Subsidiary. Except for the items listed on Schedule 3.11, true and correct copies of all such licenses, assignments and releases of Intellectual Property Rights have been provided to Parent prior to the date hereof, all of which are, to the knowledge of the Shareholder, valid and binding and in full force and effect. Except as set forth on Schedule 3.11, the Company or a Subsidiary has a valid license to use or exclusive ownership of all Intellectual Property Rights material to the business of the Company or any Subsidiary as presently conducted. Except as set forth on Schedule 3.11, the present business activities or products of the Company and its Subsidiaries do not infringe any Intellectual Property Rights of others. Except as set forth in Schedule 3.11, neither the Company nor any Subsidiary has received any written notice or other claim from any person asserting that any of the present activities of the Company or any Subsidiary infringe or may infringe any Intellectual Property Rights of such person.

                  (b) Except as set forth in Schedule 3.11, the Company is not aware of any present infringement by others of the copyrights or other Intellectual Property Rights of the Company or any Subsidiary in any of the products, technology or services of the Company or any Subsidiary, or any violation in any material respect of the confidentiality of any of the proprietary information of the Company or any Subsidiary. To the Company's best knowledge, neither the Company nor any Subsidiary is making unlawful use of any confidential information or trade secrets of any past or present employees of the Company or any Subsidiary.

                  (c) To the best knowledge of the Shareholder, neither the Shareholder nor any employee of the Company or any Subsidiary is bound by any consulting or employment agreement relating to confidential information or trade secrets of another entity that are being violated by such persons. The activities of the employees of the Company or any Subsidiary on behalf of the Company or any Subsidiary do not violate any agreements or arrangements known to the Company or the Shareholder which any such employees or consultants have with former employers or any other entity to whom such employees or consultants may have rendered consulting services.

         Section 3.12 Contracts. (a) Except as set forth in any other Schedule hereto that requires any of such to be disclosed thereon, neither the Company nor any Subsidiary is a party to, or subject to:

                        (i) any contract, arrangement or understanding, or series of related contracts, arrangements or understandings, that involves annual expenditures or receipts by the Company or any Subsidiary of more than $10,000;

                       (ii) any note, indenture, credit facility, mortgage, security agreement or other contract, arrangement or understanding relating to or evidencing indebtedness for money borrowed or a security interest or mortgage in the assets of the Company or any Subsidiary;

                      (iii) any guaranty issued by the Company or any Subsidiary;

                       (iv) any contract, arrangement or understanding relating to the acquisition, issuance, transfer or sale of any securities or a material amount of assets;

                        (v) any contract, arrangement or understanding relating to the acquisition, transfer, distribution, use, development, sharing or license of any technology or Intellectual Property Rights;

                       (vi) any contract, arrangement or understanding granting to any person the right to use any property or property right of the Company or any Subsidiary other than licenses granted in the ordinary course of business consistent with past practice with a term of less than one year;

                      (vii) any contract, arrangement or understanding restricting the rights of the Company or any Subsidiary to (A) engage in any business activity or compete with any business, or (B) develop or distribute any technology;

                     (viii) any contract, arrangement or understanding relating to the employment of, or the performance of services by, any employee, consultant or independent contractor and pursuant to which the Company or any Subsidiary is required to pay more than $10,000 per year;

                       (ix) any contract, arrangement or understanding with a Related Person (as that term is hereinafter defined); or

                        (x) any outstanding offer, commitment or obligation to enter into any contract or arrangement of the nature described in subsections (i) through (ix) of this subsection 3.12(a).

                  (b) The Company has previously made available for inspection and copying to the Parent copies that are complete and correct in all material respects (or, in the case of oral contracts, a materially complete and correct description) of each contract (and any amendments or supplements thereto) listed on Schedule 3.12(a). Except as set forth in Schedule 3.12(b), (i) each contract listed in Schedule 3.12(a) is in full force and effect; (ii) neither the Company nor any Subsidiary nor any other party is in default under any material contract, and no event has occurred that constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by the Company or any Subsidiary or (to the best knowledge of the Company) a default by any other party under such contract; (iii) there are no material disputes or disagreements between the Company or any Subsidiary and any other party with respect to any material contract; and (iv) except as mutually agreed by the parties and set forth on Schedule 3.12(b), Part 2, or where the failure to obtain consent or give notice would not have a Company Material Adverse Effect and would not have a material adverse effect on the transactions contemplated hereby, each other party to each contract has consented or been given notice (or prior to the Closing shall have consented or been given notice), where such consent or the giving of such notice is necessary, sufficient that such contract shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement without modification in the rights or obligations of the Company or any Subsidiary thereunder.

                  (c) Except as set forth and described in Schedule 3.12(c), neither the Company nor any Subsidiary has issued any warranty or any agreement or commitment to indemnify any person.

         Section 3.13 Employees; Employee Benefits. (a) Schedule 3.13(a) sets forth the names of each current employee of the Company or any Subsidiary (the "Employees") and such Employee's job title, the location of employment of such Employee, such Employee's current salary, the amount of any bonuses or other compensation paid since November 30, 2000 to such Employee, the date of employment of such Employee and the accrued vacation time of such Employee. Except as set forth on Schedule 3.13(a), there are no outstanding loans from the Company or any Subsidiary to any officer, director, employee, agent or consultant of the Company or any Subsidiary, or to any other Related Person.
Schedule 3.13(a) hereto sets forth a complete and correct description of all severance policies of the Company and its Subsidiaries. Complete and correct copies of all written agreements with Employees and all employment policies, and all amendments and supplements thereto, have previously been delivered or made available to the Parent, and a list of all such agreements and policies is set forth on Schedule 3.13(a). To the best knowledge of the Shareholder and except as set forth on Schedule 3.13(a), none of the Employees has indicated a desire to terminate his or her employment, or any intention to terminate his or her employment upon a sale of, or business combination relating to, the Company or in connection with the transactions contemplated by this Agreement. Except as set forth on Schedule 3.13(a), since November 30, 2000, neither the Company nor any Subsidiary has (i) increased the salary or other compensation payable or to become payable to or for the benefit of any Employee, (ii) increased the term or tenure of employment for any Employee, (iii) increased the amounts payable to any Employee upon the termination of any such person's employment or (iv) adopted, increased, augmented or improved benefits granted to or for the benefit of Employees under any Benefit Plan.

                  (b) Except as disclosed on Schedule 3.13(b), each of the Company and its Subsidiaries has complied in all material respects with Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Fair Labor Standards Act, as amended, the Immigration Reform and Control Act of 1986, and all applicable laws, rules and regulations governing payment of minimum wages and overtime rates, the withholding and payment of taxes from compensation, discriminatory practices with respect to employment and discharge, or otherwise relating to the conduct of employers with respect to Employees or potential employees, and there have been no claims made or to the best knowledge of the Company, threatened thereunder against the Company or any Subsidiary arising out of, relating to or alleging any violation of any of the foregoing.

                  (c) Schedule 3.13(c) sets forth a list of each defined benefit and defined contribution plan, stock ownership plan, employment or consulting agreement, executive compensation plan, bonus plan, incentive compensation plan or arrangement, deferred compensation agreement or arrangement, agreement with respect to temporary employees or "leased employees" (within the meaning of Section 414(n) of the Code), vacation pay, sickness, disability or death benefit plan (whether provided through insurance, on a funded or unfunded basis or otherwise), employee stock option, stock appreciation rights or stock purchase plan, severance pay plan, cafeteria plan, arrangement or practice, employee relations policy, practice or arrangement, and each other employee benefit plan, program or arrangement, including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which has been maintained by the Company or any Subsidiary for the benefit of or relating to any of the Employees or to any former Employees or their dependents, survivors or beneficiaries, whether or not legally binding, whether written or oral or whether express or implied, all of which are hereinafter referred to as the "Benefit Plans."

         Section 3.14 Compliance with Applicable Law. Neither the Company nor any Subsidiary is in violation in any material respect of any applicable safety, health, environmental or other law, statute, ordinance, code, rule, regulation, judgment, order, injunction, writ or decree of any federal, state, local or foreign court or governmental or regulatory body, agency or authority having, asserting or claiming jurisdiction over it or over any part of its business, operations, properties or assets, except for any violation that would not have a Company Material Adverse Effect. Neither the Company nor any Subsidiary has received any written notice alleging any such violation, nor to the best knowledge of the Company, is there any inquiry, investigation or proceedings relating thereto.

         Section 3.15 Ability to Conduct the Business. Each of the Company and its Subsidiaries has in force, and is in compliance with all governmental permits, licenses, exemptions, consents, authorizations and approvals used in or required for the conduct of its business as presently conducted, all of which, except as set forth in Schedule 3.15 or as the failure to so remain in force would not have a Company Material Adverse Effect, shall continue in full force and effect, without requirement of any filing or the giving of any notice and without modification thereof, following the consummation of the transactions contemplated hereby. Neither the Company nor any Subsidiary has received any written notice of, and to the best knowledge of the Company, there are no inquiries, proceedings or investigations relating to or which could result in, the revocation or modification of any such permit, license, exemption, consent, authorization or approval.

         Section 3.16 Major Customers. Schedule 3.16 sets forth a complete and correct list of the 200 largest customers of the Company and its Subsidiaries, in terms of revenue recognized in respect of such customers during each of the month and the eleven months ended November 30, 2000, showing the amount of revenue recognized for each such customer during such period.

Except as set forth and described in Schedule 3.16, neither the Company nor any Subsidiary has received any written notice from any of the customers listed in
Schedule 3.16 hereto terminating or reducing in any material respect, or setting forth an intention to terminate or reduce in the future, or otherwise reflecting a material adverse change in, the business relationship between such customer and the Company or such Subsidiary.

         Section 3.17 Accounts Receivable. All accounts receivable of the Company and its Subsidiaries reflected on the Balance Sheet (i) arose from bona fide transactions in the ordinary course of business and consistent with past practice, (ii) except as set forth on Schedule 3.17, are owned by the Company or a Subsidiary free and clear of any security interest, lien, encumbrance, claims and (iii) are accurately and fairly reflected on the Balance Sheet in accordance with generally accepted accounting principles consistently applied. The reserves for bad debts reflected on the Balance Sheet (including any determination to establish no reserves) were calculated or such determination was made in accordance with generally accepted accounting principles consistent with past practice and are adequate.

         Section 3.18 Insurance. Schedule 3.18 hereto is a true and complete list of all insurance policies carried by the Company and each Subsidiary with respect to its business, together with, in respect of each such policy, the name of the insurer, the number of the policy, the annual policy premium payable therefor, the limits of coverage, the deductible amount (if any), the expiration date thereof and each pending claim thereunder. Complete and correct copies of each certificate of insurance have previously been delivered or made available by the Company to the Parent. All such policies are in full force and effect. All premiums due thereon have been paid.

         Section 3.19 Bank Accounts; Powers of Attorney. Schedule 3.19 sets forth a complete and correct list showing:

                        (i) all bank accounts of the Company and each Subsidiary, together with, with respect to each such account, the account number, the names of all signatories thereof, the authorized powers of each such signatory and the approximate balance thereof on the date of this Agreement; and

                       (ii) the names of all persons holding powers of attorney from the Company or any Subsidiary and a summary statement or a copy of the terms thereof.

         Section 3.20 Minute Books, etc. The minute books, stock certificate book and stock ledger of the Company and each of its Subsidiaries are complete and correct in all material respects. The minute books of the Company and each Subsidiary contain materially accurate and complete records of all meetings or written consents to action of the Board of Directors and shareholders of the Company and such Subsidiary and accurately reflect in all material respects all corporate actions of the Company and such Subsidiary which are required by law to be passed upon by the Board of Directors or shareholders.

         Section 3.21 Related Person Indebtedness and Contracts. Schedule 3.21 sets forth a complete and correct list of (and complete and correct copies have been provided to Parent of) all contracts, commitments, arrangements and understandings not described elsewhere in this

Agreement between the Company or any Subsidiary and any of the following (collectively, "Related Persons"): (i) any director or shareholder of the Company or any Subsidiary; (ii) the spouses and children of any such director or shareholder (collectively, "near relatives"); (iii) any trust for the benefit of any such director or shareholder or any of their respective near relatives; or
(iv) any corporation, partnership, joint venture or other entity or enterprise owned or controlled by any such director or shareholder or by any of their respective near relatives. Except as set forth on Schedule 3.21, all amounts contributed by any shareholder to the Company or any Subsidiary have been treated as contributions to Company or Subsidiary equity and have not been treated as, nor do they constitute, indebtedness of the Company or such Subsidiary to such shareholder.

         Section 3.22 AT&T Easylink Agreement; Xtreme Agreements; and Comtext Agreement.

         (a) All of the representations and warranties of the Company and, to the knowledge of the Company, AT&T Corp., a New York corporation ("AT&T") under the Asset Purchase Agreement dated December 14, 2000 between AT&T and the Company and related agreements (the "Easylink Agreements") were true and correct when made on such date and on the Closing Date (as defined in such agreement), and the Company and, to the knowledge of the Shareholder and the Company, AT&T has performed in all material respects all obligations required on the part of such party. There are no outstanding claims for indemnification under the Easylink Agreements, and the Company has not received any written notice with respect to any such claim.

         (b) All of the representations and warranties of Xtreme under the respective agreements providing for the purchase by Xtreme of the RT Business and the Malaysian RT Business (as defined in such agreements) and related agreements (the "Xtreme Agreements"), and, to the knowledge of the Company, all of the representations and warranties of the other parties under the Xtreme Agreements were true and correct when made on such date, and the Company has and, to the knowledge of the Shareholder and the Company, the other parties to the Xtreme Agreements have performed in all material respects all obligations required on the part of such party. There are no outstanding claims for indemnification under the Xtreme Agreements, and the Company has not received any written notice with respect to any such claim.

         (c) All of the representations and warranties of the Company and, to the knowledge of the Company, GN Comtext Limited under the Sale and Purchase Agreement dated August 3, 2000 and providing for the purchase by the Company or one of its designees of certain business and assets of GN Comtext Limited and related agreements (the "Comtext Agreements") were true and correct when made on such date, and the Company and, to the knowledge of the Shareholder and the Company, GN Comtext has performed in all material respects all obligations required on the part of such party. There are no outstanding claims for indemnification under the Comtext Agreements, and the Company has not received any written notice with respect to any such claim.

         Section 3.23 Brokers; Payments. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or the Shareholder. The Company has suspended or terminated, and has the legal right to terminate or suspend, all agreements, negotiations and discussions of business combination transactions, issuance of capital stock of the Company or involving the acquisition of AT&T Easylink with parties other than Parent. No valid claim exists against the Company or, based on any action by the Company, against the Surviving Corporation or the Parent for payment of any "topping," "break-up" or "bust-up" fee or any similar compensation or payment arrangement as a result of the transactions contemplated hereby.

         Section 3.24 Company Action.

         The Board of Directors of the Company, by unanimous written consent or at a meeting duly called and held, has (i) determined that the Merger is fair and in the best interests of the Company and its shareholders, (ii) approved the Merger and this Agreement in accordance with the provisions of the BCL and (iii) directed that this Agreement and the Merger be submitted to the Company shareholders for the adoption of this Agreement and adoption and resolved to recommend that the Company's shareholders vote in favor of the adoption of this Agreement and the approval of the Merger. The Shareholder has approved the Merger and this Agreement in accordance with the provisions of the BCL.

         Section 3.25 Disclosure. No representation or warranty by the Company or the Shareholder contained in this Agreement and no statement contained in any of the Disclosure Schedules delivered or to be delivered pursuant to this Agreement by the Company or the Shareholder contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                          RELATING TO THE SHAREHOLDERS

         Section 4.1 Authorization; etc. The Shareholder represents and warrants as of the date hereof and as of the Closing Date to the Parent and Merger Sub as follows:

                        (i) The Shareholder is the sole and exclusive record and beneficial owner of the shares of the Company's capital stock set forth opposite his or her name in Schedule 4.1 hereto, free and clear of any claims, liens, pledges, options, rights of first refusal or other encumbrances or restrictions of any nature whatsoever (other than restrictions on transfer imposed under applicable securities laws), and, except as set forth on Schedule 4.1 hereto, there are no agreements, arrangements or understandings to which the Shareholder is a party (other than this Agreement) involving the purchase, sale or other acquisition or disposition of the shares owned by the Shareholder;

                       (ii) the Shareholder shall (A) concurrently with the Shareholder's execution and delivery of this Agreement, execute and deliver to Parent a written consent in which the Shareholder voted all shares of capital stock entitled to vote owned by the Shareholder in favor of the Merger and the adoption of this Agreement by the Company,

         (B) at the Effective Time, deliver or cause to be delivered to the Parent certificates representing all shares of Company Common Stock owned by the Shareholder, each such certificate to be duly endorsed for transfer and free and clear of any claims, liens, pledges, options, rights of first refusal or other encumbrances or restrictions of any nature whatsoever (other than restrictions imposed under applicable securities laws);

                      (iii) the Shareholder has all necessary legal capacity, right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and this Agreement constitutes a valid and binding obligation of the Shareholder enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors, rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in law or in equity; and

                       (iv) the execution and delivery of this Agreement by the Shareholder and the consummation of the transactions contemplated hereby will not (A) except as disclosed on Schedule 4.1, breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under or require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which the Shareholder is a party, or by which the Shareholder or the shares of Company Common Stock held by the Shareholder may be bound, or result in the creation of any material lien, claim or encumbrance or other right of any third party of any kind whatsoever upon the properties or assets of the Shareholder pursuant to the terms of any such instrument or obligation, or (B) violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction, decree or other instrument of any court or governmental or regulatory body, agency or authority applicable to the Shareholder or by which such the shares of, Company Common Stock held by the Shareholder may be bound.

         Section 4.2 Parent Common Stock. The Shareholder acknowledges, represents and warrants to the Parent and Merger Sub as follows:

                        (i) Such Shareholder understands that the shares of Parent Common Stock to be issued to the Shareholder in the Merger will not have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities law by reason of specific exemptions under the provisions thereof which depend in part upon the other representations and warranties made by the Shareholder in this Agreement. Such Shareholder understands that the Parent is relying, in part, upon the Shareholder's representation and warranties contained in this Section 4.2 for the purpose of determining whether this transaction meets the requirements for such exemptions.

                       (ii) Such Shareholder has such knowledge, skill and experience in business, financial and investment matters so that the Shareholder is capable of evaluating the merits and risks of an investment in the Parent Common Stock pursuant to the transactions contemplated by this Agreement or to the extent that the Shareholder has deemed it appropriate to do so, the Shareholder has relied upon appropriate professional advice regarding the tax, legal and financial merits and consequences of an investment in Parent Common Stock pursuant to the transactions contemplated by this Agreement.

                      (iii) Such Shareholder has made, either alone or together with the Shareholder's advisors, such independent investigation of the Parent, its management and related matters as the Shareholder deems to be, or such advisors have advised to be, necessary or advisable in connection with an investment in the Parent Common Stock through the transactions contemplated by this Agreement; and the Shareholder and advisors have received all information and data that the Shareholder and such advisors believe to be necessary in order to reach an informed decision as to the advisability of an investment in the Parent Common Stock pursuant to the transactions contemplated by this Agreement.

                       (iv) Such Shareholder has reviewed the Shareholder's financial condition and commitments, alone and together with the Shareholder's advisors, and, based on such review, the Shareholder is satisfied that (A) the Shareholder has adequate means of providing for the Shareholder's financial needs and possible contingencies and has assets or sources of income which, taken together, are more than sufficient so that he or she could bear the risk of loss of his or her entire investment in the Parent Common Stock, (B) the Shareholder has no present or contemplated future need to dispose of all or any portion of the Parent Common Stock to satisfy any existing or contemplated undertaking, need or indebtedness, and (C) the Shareholder is capable of bearing the economic risk of an investment in the Parent Common Stock for the indefinite future. Such Shareholder shall furnish any additional information about the Shareholder reasonably requested by the Parent to assure the compliance of this transaction with applicable federal and state securities laws.

                        (v) Such Shareholder understands that the shares of the Parent Common Stock to be received by the Shareholder in the transactions contemplated hereby will be "restricted securities" under applicable federal securities laws and that the Securities Act and the rules of the Securities and Exchange Commission (the "SEC") promulgated thereunder provide in substance that the Shareholder may dispose of such shares only pursuant to an effective registration statement under the Securities Act or an exemption from registration if available. Such Shareholder further understands that, except as provided herein, the Parent has no obligation or intention to register the sale of any of the shares of the Parent Common stock to be received by the Shareholder in the transactions contemplated hereby, or take any other action so as to permit sales pursuant to, the Securities Act. Such Shareholder further understands that applicable state securities laws may impose additional constraints upon the sale of securities. As a consequence, the Shareholder understands that the Shareholder may have to bear the economic risk of an investment in the Parent Common Stock to be received by the Shareholder pursuant to the transactions contemplated hereby for an indefinite period of time.

                       (vi) Such Shareholder is acquiring shares of the Parent Common Stock pursuant to the transactions contemplated hereby for investment only and not with a view to or intention of or in connection with any resale or distribution of such shares or any interest therein.

                      (vii) The certificate(s) evidencing the shares of the Parent Common Stock to be issued pursuant to the transactions contemplated hereby shall bear the following legends (in addition to the legend referred to in Section 2.1(c)):

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be sold or transferred in the absence of such registration or an exemption therefrom under the Securities Act of 1933, as amended, and applicable state securities laws."


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                          OF THE PARENT AND MERGER SUB

         The Parent and Merger Sub jointly and severally represent and warrant to the Company as of the date hereof and as of the Closing Date that:

         Section 5.1 Corporate Organization. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Parent and Merger Sub has all requisite corporate power and authority to own, operate and lease the properties and assets it now owns, operates and leases and to carry on its business as presently conducted. The Parent and Merger Sub are each duly qualified to transact business as a foreign corporation and are each in good standing in the jurisdictions set forth opposite their respective names in
Schedule 5.1, which are the only jurisdictions where such qualification is required by reason of the nature of the properties and assets currently owned, operated or leased by the Parent or Merger Sub or the business currently conducted by them, except for such jurisdictions where the failure to be so qualified would not have a Mail.com Material Adverse Effect (as defined below). The term "Mail.com Material Adverse Effect" means for purposes of this Agreement, any change, event or effect that is, or would be, materially adverse to the business, prospects, operation, assets, liabilities, financial condition or results of operations of the Parent and its subsidiaries, taken as a whole.

         Section 5.2 Authorization. Each of the Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement and the Note and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Note and the consummation of the transactions contemplated hereby and thereby have been duly approved by the Boards of Directors of the Parent and, in the case of this Agreement, Merger Sub and by the Parent as the sole stockholder of Merger Sub, and no other corporate proceedings on the part of the Parent or, in the case of this Agreement, Merger Sub are necessary to approve and authorize the execution and delivery of this Agreement or (subject to the filing of the Certificates of Merger pursuant to the GCL and the BCL) the consummation of the transactions contemplated hereby and thereby. Each of this Agreement and the Note has been duly executed and delivered by the Parent and, in the case of this Agreement, Merger Sub and constitutes the valid and binding agreement of the Parent and Merger Sub, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or in law).

         Section 5.3 Consents and Approvals; No Violations. Subject to (a) the filing of the Certificates of Merger with the Secretary of State of the State of Delaware and the Department of State of the State of New York and (b) compliance with applicable federal and state securities laws, the execution and delivery of this Agreement and the Note and the consummation of the transactions contemplated hereby and thereby will not: (i) violate or conflict with any provisions of the Certificate of Incorporation or By-laws of the Parent or Merger Sub; (ii) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under, or require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which the Parent or Merger Sub are parties, or by which any of them or any of their respective properties or assets may be bound, or result in the creation of any lien, claim or encumbrance of any kind whatsoever upon the properties or assets of the Parent or Merger Sub pursuant to the terms of any such instrument or obligation, other than any breach, violation, default, termination, cancellation, modification or acceleration which would not have a Mail.com Material Adverse Effect; (iii) violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction or decree or other instrument of any federal, state, local or foreign court or governmental or regulatory body, agency or authority applicable to the Parent or Merger Sub or by which any of their respective properties or assets may be bound, except for such violations or conflicts which would not have a Mail.com Material Adverse Effect; or (iv) require, on the part of the Parent or Merger Sub, any filing or registration with, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority other than any filing, registration, permit, license, exemption, consent, authorization, approval or notice which if not obtained or made would not have a Mail.com Material Adverse Effect.

         Section 5.4 Capitalization. (a) As of the date hereof, the authorized capital stock of the Parent consists of 150,000,000 shares of Parent Common Stock, of which approximately 51,789,201 shares were issued and outstanding as of December 31, 2000; 10,000,000 shares of Class B Common Stock, par value $.01 per share, of which 10,000,000 shares are issued and outstanding as of the date hereof; and 60,000,000 shares of Preferred Stock, none of which is issued and outstanding as of the date hereof. The outstanding shares of capital stock have been duly authorized and validly issued, and are fully paid and non-assessable. Except as disclosed in Schedule 5.4, and except with respect to employee, director and consultant stock options and contingent share issuance obligations in connection with acquisitions of assets (in each case as disclosed in or contemplated by the SEC Filings (as defined below)), as of September 30, 2000 there are (i) no other options, warrants, preemptive rights or other rights to purchase any of the Parent's authorized and unissued capital stock and (ii) no obligations (contingent or otherwise) of the Parent to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

                  (b) As of the date hereof, the authorized capital stock of Merger Sub consists of 100 shares of Common Stock, par value $.01 per share, of which 100 shares are issued and outstanding and owned by Parent. There are (i) no other options, warrants, preemptive rights or other rights to purchase any of Merger Sub's authorized and unissued capital stock and (ii) no obligations (contingent or otherwise) of Merger Sub to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

         Section 5.5 SEC Reports.

         Complete and correct copies of all reports and other filings filed by the Parent with the SEC pursuant to the Securities Act, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder (the "Acts") since and including the filing date of the Registration Statement with respect to the Parent's initial public offering (such reports and other filings collectively referred to herein as the "SEC Filings") are available on the SEC's Edgar Web site. Attached hereto as Schedule
5.5 is a copy of the SEC's Edgar Web site page listing all such reports and filings filed by Parent. As of their respective dates, the SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 5.6 Brokers; Payments. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent or Merger Sub

         Section 5.7 Disclosure. No representation or warranty by the Parent or Merger Sub contained in this Agreement and no statement contained in any of the Disclosure Schedules delivered or to be delivered pursuant to this Agreement by Parent or Merger Sub contains or will contain, when considered together as a whole, any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained therein not misleading, in light of the circumstances under which they were made.

         Section 5.8 Validity of Shares. Assuming the accuracy of the representations contained in Section 4.2, the shares of Parent Common Stock to be issued in connection with the Merger will, when issued in accordance with this Agreement, be duly authorized, validly issued, fully paid and nonassessable, will not be subject to any preemptive or other statutory right of stockholders, will be issued in compliance with applicable U.S. federal and state securities laws and will be free of any liens or encumbrances.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         Section 6.1 Transfer of Shares. The Shareholder agrees that he (i) shall not dispose of or in any way encumber his shares of Company Stock prior to the consummation of the transactions contemplated hereby, (ii) shall use his best efforts to cause, and take no action inconsistent with, the approval and consummation of said transactions and (iii) at the Closing shall surrender the stock certificates representing all shares of Company Stock owned by him, duly endorsed for transfer.

         Section 6.2 Reasonable Efforts; etc. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Note, including obtaining any consents, authorizations, exemptions and approvals from, and making all filings with, any governmental or regulatory authority, agency or body which are necessary in connection with the transactions contemplated by this Agreement.

         Section 6.3 Fees and Expenses. The Parent and the Company shall bear and pay all of their own fees, costs and expenses relating to the transactions contemplated by this Agreement and the Note, including, without limitation, the fees and expenses of their respective counsel, accountants, brokers and financial advisors (including the fees, costs and expenses of the Shareholder and the Company up to $75,000), except that the Shareholder shall be responsible for all such fees, costs and expenses to the extent exceeding $75,000 incurred by the Company and its Subsidiaries in connection with this Agreement and the Note and the transactions contemplated hereby and such fees, costs and expenses to the extent exceeding $75,000 shall be deemed expenses of the Shareholder and paid by the Shareholder.

         Section 6.4 Nasdaq National Market Listing. Parent shall cause the shares of Parent Common Stock issuable in the Merger to be authorized for listing on The Nasdaq National Market or, or if Parent's Common Stock is not then listed on such market, then on such other securities exchange or market on which such shares may then be traded or admitted for trading.

         Section 6.5 Tax Covenants. (a) The parties hereto intend that, for United States federal income tax purposes, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization." Accordingly, both before and after the Closing, each of the parties agrees that all of its books and records shall be maintained, and all United States federal, state and local income tax returns and schedules thereto shall be filed in a manner, consistent with the Merger's qualification as a reorganization. Each party shall provide to each other party such cooperation, information, reports, returns or schedules as may be reasonably required to assist such other party in accounting for and reporting the Merger as such. Each of Parent, Merger Sub, the Company and the Shareholder agrees that it and its affiliates shall not take, cause or permit any action (or fail to take, cause or permit any action) if such action (or the failure of such action to occur) would cause the Merger not to be treated as a reorganization within the meaning of Code Section

368(a)(1); provided, however, that, notwithstanding the foregoing, each party shall be expressly permitted to take, cause or permit any action (or fail to take, cause or permit any action) if such action (or the failure of such action to occur) is contemplated by this Agreement or any document related to the transactions contemplated by this agreement or otherwise contemplated by the parties and their respective affiliates.

                  (b) Parent shall have the exclusive right to represent the interests of the Company in any and all Tax audits or administrative or court proceedings relating to Tax returns, reports or other filings for all periods whether ending before or after the day on which the Effective Time occurs.

                  (c) The Shareholder agrees to promptly notify Parent in writing upon receipt by the Shareholder or any affiliate of the Shareholder of notice of any pending or threatened Tax audits or assessments relating to the income, properties or operations of the Company.

                  (d) After the Closing Date, the Parent, the Surviving Corporation and the Shareholder agree to provide each other with such cooperation and information relating to the Company as any other party may reasonably request in (i) filing any Tax return, report or other filing, amended Tax return, report or other filing or claim for refund, (ii) determining any Tax liability or right to refund of Taxes, (iii) conducting or defending any audit or other proceeding in respect of Taxes, or (iv) effectuating the terms of this Agreement. Notwithstanding the foregoing, no party shall be unreasonably required to prepare any document, or determine any information, not then in its possession in response to a request under this Section 6.5(d).

                  (e) The Shareholder shall deliver to Parent on or before the Closing Date an affidavit in the form of Exhibit E to the effect that the Shareholder is not a "foreign person" within the meaning of Code Section 1445. If, on or before the Closing Date, Parent has not received each such affidavit, Parent may withhold from the Merger Consideration such sums as are required to be withheld therefrom under Code Section 1445.

         Section 6.6 Indemnification. (a) The Surviving Corporation shall assume at the Effective Time, and shall be liable for a period of six years commencing at the Effective Time for, the Company's obligations to indemnify (excluding any and all claims arising (i) in connection with the transactions contemplated by this Agreement and (ii) pursuant to Article XI hereof), defend and hold harmless each person who is or has been at any time prior to the Effective Time, or who becomes prior to the Effective Time, an officer, director or employee of the Company (the "Company Indemnified Parties") in respect of acts or omissions occurring on or prior to the Effective Time to the extent provided in the Surviving Corporation's Certificate of Incorporation and Bylaws in effect on the date hereof.

                  (b) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person or entity and is not the continuing or surviving person of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any persons or entity, then and in each such case, proper provision shall be made so that the survivor or transferee shall assume the indemnification obligations provided for in Section 6.6(a).

         Section 6.7 Exchange Act Reports. Parent shall timely file all reports required to be filed under the Exchange Act, during the period commencing on the date hereof and ending on the second anniversary of the Closing Date.

         Section 6.8 Legends. The Parent shall re-issue a certificate without the legends described in Section 4.2 to the holder of such certificate, if the shares represented by such certificate are being transferred pursuant to an effective registration statement under the Securities Act or if the shares represented by such certificate may be publicly sold pursuant to Rule 144(k) under the Securities Act. The Parent shall take all actions reasonably necessary to facilitate sales by the Shareholder of the Parent Common Stock issued to the Shareholder in the Merger pursuant to Rule 144.

         Section 6.9 Easylink Agreements; Xtreme Agreements; and Comtext Agreements.

         The Company shall not amend or agree to any termination of, or exercise any rights to terminate, or waive any of its rights under the Easylink Agreements, the Xtreme Agreements or the Comtext Agreements without the prior written consent of Parent. Before the Closing, the Company shall furnish Parent with a copy of all notices under the Easylink Agreements, the Xtreme Agreements and the Comtext Agreements delivered by or received by the Company or any of the Subsidiaries and other written information received by the Company or any of the Subsidiaries relating to the transactions contemplated by such agreements.

         Section 6.10        Registration Rights.

         The Shareholder shall be entitled to resale registration rights with respect to the shares of Parent Common Stock included in the Closing Share Payment pari passu with other senior executives of Parent and on the same terms and conditions granted to such executives.

         Section 6.11 Funding of Closing Cash Payment under the Easylink Agreements; Guarantee.

         Subject to satisfaction of all conditions precedent to the obligations of the Company under the Easylink Agreements and the occurrence of the closing thereunder (the "Easylink Closing") on or before February 15, 2001, and provided the Company and the Shareholder are not in breach of any of their representations, warranties or agreements under this Agreement, Parent agrees to fund upon the Easylink Closing $14 million of the $15 million cash payment required to be made by the Company to AT&T pursuant to the Easylink Agreements (the "Easylink Cash Closing Payment") and upon the Easylink Closing to execute and deliver to AT&T Corp. a guarantee of up to $15 million of the principal amount of the note issuable to AT&T by the Company at the Easylink Closing in substantially the form required under the Easylink Agreements (the "Parent Guarantee"). The Shareholder shall fund the remaining $1.0 million of the Easylink Cash Closing Payment and the $500,000 required deposit under the Telecommunication Services Agreement entered into pursuant to the Easylink Agreements (collectively, the "Shareholder Advance"), and the Parent shall reimburse the Shareholder for the Shareholder Advance upon the Closing. Such funding by Parent shall be pursuant to a loan from Parent to the Company which shall be evidenced by a promissory note in the form of Exhibit F hereto (the "Easylink Note"). The Easylink Note shall be due and payable upon the earlier of
(i)
the termination of this Agreement as a result of a breach by the Shareholder or the Company of any of their respective representations, warranties or agreements hereunder and (ii) one year after the date of issuance. The Easylink Note shall bear interest at a rate per annum equal to 10% per annum, which interest shall be payable upon the maturity date of the Easylink Note. Until the Easylink Note has been paid in full and the Parent Guarantee has been discharged, the Shareholder shall, and the Shareholder shall cause the Company and its subsidiaries to, comply with all of its and their respective covenants and other obligations under the Easylink Note, the Easylink Security Agreements, the Easylink Pledge Agreements and the other related agreements (as such terms are defined in the Easylink Agreements and such agreements and related agreements are collectively referred to herein as the "ATT Loan Documents"), and the Shareholder shall not, and shall not permit the Company or any of its subsidiaries to, amend, modify or seek a waiver of any of the terms, covenants or other obligations under the ATT Loan Documents without the prior written consent of the Parent. Except as contemplated by Section 2.1(c), until the Easylink Note has been paid in full and the Parent Guarantee has been discharged, the Company shall not, and shall cause its subsidiaries not to, make any payment or distribution to the Shareholder or otherwise to any other shareholder of the Company now existing or hereafter arising (whether in the nature of a loan, repayment of a loan or advance, dividend, distribution, stock repurchase, management or consulting fees or otherwise). If the Parent makes any payment or payments in respect of the Parent Guarantee, in addition to any rights of Parent under applicable law, the Parent shall be subrogated to all rights of AT&T Corp. in respect of the obligations on which such payment or payments were made (including all rights under the ATT Loan Documents with respect to such obligations), and the Company shall be obligated to immediately reimburse Parent for such payments with interest thereon at the default rate as provided in the Easylink Note until paid in full.

         Section 6.12        Undertaking by the Parent.

         Pursuant to Section 12.4 of the Sale and Purchase Agreement between GN Comtext Limited ("GN") and Swift Telecommunications, Inc. dated August 3, 2000 (the "GN Purchase Agreement"), Mail.com hereby covenants directly for the benefit of GN to discharge such obligations as the Company owes to GN (to the extent that such obligations have application in relation to GN Italy and/or its affairs) under or by virtue of the GN Purchase Agreement or any other agreements contemplated by the GN Purchase Agreement and as if references in the GN Purchase Agreement to "Swift" in clause dealing with such obligations were references to such party. Pursuant to Section 28.2 of the Telecommunications Services Agreement between the Company and GN Comtext Limited dated August 3, 2001 (the "GN Telecom Agreement"), the Parent agrees for the benefit of GN to be bound by the provisions of the GN Telecom Agreement jointly and severally with the Company as if the Parent had all of the obligations of the Company under the GN Telecom Agreement.


                                   ARTICLE VII

                            COVENANTS OF SHAREHOLDERS

         Section 7.1 Non-competition. The Shareholder hereby agrees that for a period of three (3) years after the date hereof, he or she will not, directly or indirectly, compete with the business of the Surviving Corporation or any Subsidiary or (other than in his capacity as an employee of the Surviving Corporation) the Parent or any of its subsidiaries. The Shareholder acknowledges that money damages may not be sufficient remedy for any breach of this provision and agrees that Parent and the Surviving Corporation will be entitled to seek specific performance and injunctive or other equitable relief for any such breach.

         For purposes of this Article VII, the term "not compete" shall mean that:

                  (a) The Shareholder shall not, on Shareholder's behalf or on behalf of any other party other than Parent or the Surviving Corporation or any Subsidiary, solicit or seek the business of any customer or account of the Surviving Corporation or any Subsidiary or Parent or any of its subsidiaries wherein said solicitation involves a product or service substantially similar to or competitive with any product or service offered or under development by the Surviving Corporation or any Subsidiary or Parent or any of its subsidiaries as of the date hereof or during the term of this covenant; provided that, until the consummation of the acquisition of Alpha-Tel, the Shareholder may own shares of capital stock, and hold a directorship and one or more offices, of Telecom International Inc. which conducts some telex business activities provided such activities are not expanded materially beyond those conducted as of the date hereof.

                  (b) The Shareholder shall not directly or indirectly own, operate, consult to or be employed by any firm in a business substantially similar to or competitive with the present business of the Surviving Corporation or any Subsidiary or the Parent or any of its subsidiaries or such business activity in which the Surviving Corporation or any Subsidiary or the Parent or any of its subsidiaries may engage during the term of this covenant; provided that the Shareholder shall not be prohibited from owning less than 5% of a publicly traded mutual fund or similar publicly traded investment for investment purposes; and provided further that, until the consummation of the acquisition of Alpha-Tel, the Shareholder may own shares of capital stock, and hold a directorship and one or more offices, of Telecom International Inc. which conducts some telex business activities provided such activities are not expanded materially beyond those conducted as of the date hereof.

                  (c) The Shareholder shall not directly or indirectly solicit the customers, vendors, subcontractors, or prospects of the Surviving Corporation or any Subsidiary or the Parent or any of its subsidiaries with services or products of the nature of those being sold by such entities.

         The Shareholder further agrees that, for a period of three (3) years from after the date hereof, he or she will not in any capacity (other than as an employee of and on behalf of the Surviving Corporation or any Subsidiary or the Parent or any of its subsidiaries), either separately, jointly or in association with others, directly or indirectly, solicit or contact any of the employees or consultants that were such with respect to the Surviving Corporation or any Subsidiary or the Parent or any of its subsidiaries. The Shareholder's obligations under this Section 7.1 shall survive the termination or cessation of his employment with the Surviving Corporation and shall not be limited by
Article XI hereof.


                                  ARTICLE VIII

                          CONDITIONS TO THE OBLIGATIONS
                          OF THE PARENT AND MERGER SUB

         The obligation of the Parent and Merger Sub to consummate the transactions contemplated hereby shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may be waived in writing by the Parent and Merger Sub in their sole discretion):

         Section 8.1 Performance. The Company and the Shareholder shall have performed and complied in all material respects with all of the obligations under this Agreement that are required to be performed or complied with by them on or prior to the Closing Date, and at the Closing the Company shall have delivered to the Parent and Merger Sub a certificate (duly executed on behalf of the Company by the President or the Chief Financial Officer of the Company) to that effect with respect to all such obligations required to have been performed or complied with by the Company on or before the Closing Date, and the Shareholder shall have executed and delivered to the Parent and Merger Sub a certificate to that effect with respect to all such obligations required to have been performed or complied with by the Shareholder on or before the Closing Date.

         Section 8.2 Absence of Litigation. No statute, rule or regulation shall have been enacted or promulgated, and no order, decree, writ or injunction shall have been issued and remain in effect, by any court or governmental or regulatory body, agency or authority which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby.

         Section 8.3 Additional Agreements. Parent shall have received duly executed and delivered the following agreements:

                  (i) Employment Agreement, in the form mutually agreed by the Parent and George Abi Zeid as of the date hereof, executed by Mr. Abi Zeid; and

                  (ii)       a FIRPTA Certificate, duly executed by the Company.

         Section 8.4 Delivery of Certificates for Cancellation. The share certificates representing 100% of the issued and outstanding shares of Company Common Stock as of the Closing Date, duly endorsed in blank, shall have been surrendered for cancellation.

         Section 8.5 Certificates of Merger. The Company shall have executed and delivered to the Parent counterparts of the Certificates of Merger to be filed with the Secretary of State of the State of Delaware and the Department of State of the State of New York in connection with the Merger and the Certificates of Merger shall have been duly filed and become effective.

         Section 8.6 NASDAQ Waiver or Receipt of Shareholder Approval. Parent shall have either (i) received a waiver from the NASDAQ Stock Market from its shareholder approval rules to the extent applicable in connection with the issuance of the Closing Share Payment and complied with any conditions contained in such waiver in order to consummate the transactions contemplated hereby at the Closing or (ii) shall have obtained shareholder approval to the extent required under the rules of the NASDAQ Stock Market of the issuance of the Closing Share

Payment in accordance with the terms of this Agreement pursuant to a duly called meeting of shareholders of Parent.

         Section 8.7 Supporting Documents. The Company shall have delivered to the Parent a certificate of the Secretary of the Company, dated the Closing Date, certifying on behalf of the Company (i) that attached thereto is a true and complete copy of the By-Laws of the Company as in effect on the date of such certification; (ii) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors and the Shareholder of the Company authorizing the execution, delivery and performance of this Agreement and the consummation of the Merger; and (iii) to the incumbency and specimen signature of each officer of the Company executing on behalf of the Company each of this Agreement and the other agreements, certificates and documents related hereto.

         Section 8.8 Easylink Closing.

         The Easylink Closing shall have occurred in accordance with the terms of the Easylink Agreements.


                                   ARTICLE IX

                  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY
                              AND THE SHAREHOLDER

         The obligation of the Company and the Shareholder to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or prior to the Closing Date of each of the following conditions (any of which may be waived in writing by the Company and the Shareholder in their sole discretion):

         Section 9.1 Performance. Each of the Parent and Merger Sub shall have performed and complied in all material respects with all of the obligations under this Agreement which are required to be performed or complied with by them on or prior to the Closing Date, and at the Closing each of the Parent and Merger Sub shall have delivered to the Company and the Shareholder a certificate, signed on its behalf by its President or its Chief Financial Officer, to that effect with respect to all such obligations required to have been performed or complied with by such entity on or before the Closing Date.

         Section 9.2 Absence of Litigation. No statute, rule or regulation shall have been enacted or promulgated, and no order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or governmental or regulatory body, agency or authority which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby.

         Section 9.3 Additional Agreements. The Employment Agreement of the Shareholder referred to in Section 8.5(i) hereof shall have been duly executed and delivered by Parent or the Surviving Corporation.

         Section 9.4 Certificates of Merger. The Parent and Merger Sub shall have executed and delivered to the Company counterparts of the Certificates of Merger to be filed with the Secretary of State of the State of Delaware and the Department of State of the State of New York in connection with the Merger and the Certificates of Merger shall have been duly filed and become effective.

         Section 9.5 Cash and Shares of Parent Common Stock. At the Closing, the Parent shall deliver to the Shareholder the cash portion of the Merger Consideration, the Note and the portion of the Closing Share Payment issuable to the Shareholder pursuant to Section 2.2(a) hereof, in each case payable on the Closing Date, as provided in Section 2.3 hereof, and the Parent shall reimburse the Shareholder for the Shareholder Advance.

         Section 9.6 NASDAQ Waiver or Receipt of Shareholder Approval. Parent shall have either (i) received a waiver from the NASDAQ Stock Market from its shareholder approval rules to the extent applicable in connection with the issuance of the Closing Share Payment and complied with any conditions contained in such waiver in order to consummate the transactions contemplated hereby at the Closing or (ii) shall have obtained shareholder approval to the extent required under the rules of the NASDAQ Stock Market of the issuance of the Closing Share Payment in accordance with the terms of this Agreement pursuant to a duly called special meeting of shareholders of Parent.

         Section 9.7 Supporting Documents. (a) The Parent shall have delivered to the Company a certificate of the Secretary of the Parent, dated the Closing Date, certifying on behalf of the Parent (i) that attached thereto is a true and complete copy of the By-Laws of such Parent as in effect on the date of such certification; (ii) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of such Parent authorizing the execution, delivery and performance of this Agreement and the consummation of the Merger; and (iii) to the incumbency and specimen signature of each officer of the Parent executing on behalf of such Parent this Agreement and the other agreements related hereto.

                  (b) Merger Sub shall have delivered to the Company a certificate of the Secretary of Merger Sub, dated the Closing Date, certifying on behalf of Merger Sub (i) that attached thereto is a true and complete copy of the By-Laws of such Merger Sub as in effect on the date of such certification;
(ii) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors and stockholders of such Merger Sub authorizing the execution, delivery and performance of this Agreement and the consummation of the Merger; and (iii) to the incumbency and specimen signature of each officer of Merger Sub executing on behalf of such Merger Sub this Agreement and the other agreements related hereto.

         Section 9.8 Easylink Closing.

         The Easylink Closing shall have occurred in accordance with the terms of the Easylink Agreements.

                                    ARTICLE X

                                   TERMINATION

         Section 10.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

                  (a) by the mutual written consent of the Company and the Parent;

                  (b)   by either the Company or the Parent

                        (i) if any court or governmental or regulatory agency, authority or body shall have enacted, promulgated or issued any statute, rule, regulation, ruling, writ or injunction, or taken any other action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and all appeals and means of appeal therefrom have been exhausted; or

                        (ii) if the Effective Time shall not have occurred on or before June 30, 2001; provided, however, that the right to terminate this Agreement pursuant to this Section 11.1(b)(ii) shall not be available to any party whose (or whose affiliate(s)') breach of any representation or warranty or failure to perform or comply with any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or

                  (c) by the Company, if any of the conditions specified in
Article IX have not been met or waived prior to such time as such condition can no longer be satisfied; or

                  (d) by the Parent, if any of the conditions specified in
Article VIII have not been met or waived prior to such time as such condition can no longer be satisfied.

         Section 10.2 Effect of Termination. In the event of termination of this Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties hereto or (in the case of the Company, the Parent and Merger Sub) their respective officers or directors, except for Sections 6.3 and 12.6, which shall remain in full force and effect, and except that nothing herein shall relieve any party from liability for a breach of this Agreement prior to the termination hereof.


                                   ARTICLE XI

           INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         Section 11.1 Indemnity Obligations. (a) Subject to Section 11.3 hereof, the Shareholder hereby agrees to indemnify and hold the Parent, the Surviving Corporation and their respective affiliates and successors (collectively, "Parent Indemnitees") harmless from, and to reimburse the Parent Indemnitees for, any Losses (as that term is hereinafter defined) arising out of, based upon or resulting from (i) any inaccuracy in or breach of any representation or warranty of the Shareholder set forth in Article III or Article IV of this Agreement ; (ii) any breach or nonfulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of the Company or the Shareholder (which covenants, agreements or undertakings were to be performed or complied with on or prior to the consummation of the Merger) which are contained in this Agreement or the Easylink Note; (iii) any claims to the extent arising out of the conduct of the business of the Company prior to the Closing that are not reserved as a liability on the November 30, 2000 Balance Sheet or incurred in the ordinary course of business consistent in kind and amount with past practice or disclosed on the Disclosure Schedule, (iv) any Losses arising out of or relating to GN Comtext S.r.L., including but not limited to the sale of its assets and business and the distribution of the proceeds of such sale (v) the deferred portion of the purchase price (including any contingent payment obligations) owed to GN Comtext Ltd or (vi) the agreements and arrangements disclosed in item 2 of
Schedule 3.7. For purposes of this Agreement, the term "Losses" shall mean any and all losses, damages, deficiencies, liabilities, obligations, actions, claims, suits, proceedings, demands, assessments, judgments, recoveries, fees, costs and expenses (including, without limitation, all out-of-pocket expenses, reasonable investigation expenses and reasonable fees and disbursements of accountants and counsel) of any nature whatsoever, net of insurance proceeds actually realized by the party incurring such Loss. Notwithstanding the foregoing and subject to the last sentence of this Section 11.1(a), (i) the Shareholder shall not be liable for or be obligated to indemnify any party for one or more breaches of representations, warranties or agreements of the Shareholder hereunder (other than under Sections 3.3, 3.4, 3.23, 4.1, 4.2 and 7.1) or for indemnification under Section 11.1(a) (other than to the extent arising out of Sections 3.3, 3.4, 3.23, 4.1, 4.2 or 7.1 or Section 11.1(a) (ii),
(iii), (iv), (v) or (vi)) unless and to the extent that the aggregate amount of all Losses arising out of such a breach or breaches exceeds $250,000, and (ii) the Shareholder shall not be liable for any Losses arising out of breaches of representations, warranties or agreements hereunder (other than under Sections 3.3, 3.4, 3.23, 4.1, 4.2 and 7.1) or for indemnification under Section 11.1(a) (other than to the extent arising out of Sections 3.3, 3.4, 3.23, 4.1, 4.2 or 7.1 or Section 11.1(a) (ii), (iii), (iv), (v) or (vi)) in excess of an amount equal to 50% of the aggregate Merger Consideration actually paid to the Shareholder. The foregoing limitations on liability of the Shareholder shall not apply in the event of breaches of representations, warranties or agreements arising out of fraud or willful misrepresentation on the part of the Shareholder.

                  (b) Subject to Section 11.3 hereof, Parent hereby agrees to indemnify and hold the Shareholder harmless from, and to reimburse the Shareholder for, any Losses arising out of, based upon or resulting from (i) any inaccuracy in or breach of any representation or warranty of the Parent or Merger Sub set forth in Article V of this Agreement or any Schedule or certificate delivered by the Parent pursuant hereto; or (ii) any breach or nonfulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of the Parent or Merger Sub which are contained in this Agreement. Notwithstanding the foregoing, (i) neither the Parent nor the Surviving Corporation shall be liable for or be obligated to indemnify any party for one or more breaches of representations, warranties or agreements of the Parent or Merger Sub hereunder (other than under Sections 5.3, 5.4 and 5.6) unless the aggregate amount of all Losses arising out of such a breach or breaches exceeds $250,000 and (ii) the Parent and the Surviving Corp. collectively shall not be liable for any Losses arising out of breaches of representations or warranties under Article V (other than under Sections 5.3, 5.4 and 5.6) in excess of an amount equal to 50% of the total Merger Consideration paid by Parent. The foregoing limitations on liability of Parent and the Surviving Corporation shall not apply in the event of breaches of representations, warranties or agreements arising out of fraud or willful misrepresentation on the part of Parent and the Surviving Corporation.

         Section 11.2 Notification of Claims. (a) Subject to the provisions of
Section 11.3 below, in the event of the occurrence of an event pursuant to which either party (the "Indemnified Party") shall seek indemnity pursuant to Section 11.1, the Indemnified Party shall provide the indemnifying party (the "Indemnifying Party") against whom indemnification is sought with prompt written notice (a "Claim Notice") of such event and shall otherwise promptly make available to the Indemnifying Party, all relevant information that is material to the claim and which is in the possession of the Indemnified Party. The Indemnified Party's failure to give a timely Claims Notice or to promptly furnish the Indemnifying Party with any relevant data and documents in connection with any Third-Party Claim (as that term is hereinafter defined) shall not constitute a defense (in part or in whole) to any claim for indemnification by such party, except and only to the extent that such failure shall result in any prejudice to the Indemnifying Party.

                  (b) After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which the Indemnified Party shall be entitled under this Article XI shall be determined by (A) written agreement between the Indemnified Party and the Indemnifying Party or (B) a final judgment or decree of any court of competent jurisdiction. The judgment or decree of a court shall be deemed final when the time for appeal, if any, has expired and no appeal has been taken or when all appeals taken have been finally determined.

                  (c) The Indemnifying Party shall have the right to elect to join in, and in such event to conduct and control, through counsel of its choosing reasonably acceptable to the Indemnified Party, the defense, settlement, adjustment or compromise of any claim of any third party (a "Third Party Claim") as to which indemnification will be sought by the Indemnified Party from the Indemnifying Party. The expense of any such defense, settlement, adjustment or compromise, including such counsel, shall be borne by the Shareholder with respect to indemnification sought pursuant to Section 11.1(a), and by the Parent with respect to indemnification sought pursuant to Section 11.1(b). Unless the Indemnifying Party elects to assume such defense, settlement, adjustment or compromise, the Indemnified Party shall have the right to settle any such Third Party Claim; provided, however, that the Indemnified Party may not effect the settlement, adjustment or compromise of any such Third Party Claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. In connection with any Third Party Claim, the Indemnified Party, or the Indemnifying Party if it has assumed the defense of such claim pursuant to the foregoing, shall diligently pursue the defense of such Third Party Claim.

         Section 11.3 Duration. All representations and warranties set forth in this Agreement and any Schedules or certificates delivered pursuant hereto or thereto, and all covenants, agreements and undertakings of the parties contained in or made pursuant to this Agreement, the Note and any Schedules or certificates delivered pursuant hereto or thereto, and the rights of the parties to seek indemnification with respect thereto, shall survive the Closing but all representations and warranties contained in this Agreement or any certificate or Schedule delivered pursuant hereto or thereto shall expire on March 31, 2002, at which time the indemnification provided in Article XI arising out of a breach of the representations or warranties shall terminate except with respect to any claim for indemnification made prior to the date of expiration of the survival period for such claim which shall survive until the resolution of such claim. Notwithstanding the foregoing, obligations arising from the breaches of the representations and warranties set forth in Sections 3.23, 3.4, 3.9, 3.23, 4.1(i), 5.3, 5.4 and 5.6 (the "Covered
Representations") and arising from fraud shall each survive the Closing Date until expiration of the applicable statute of limitations.

         Section 11.4 No Contribution. The Shareholder hereby waives, acknowledges and agrees that the Shareholder shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution or right of indemnity against the Company or the Surviving Corporation in connection with any indemnification payments which the Shareholder is required to make under this Article XI.


                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

         Section 12.1 Amendment; Waiver. This Agreement may be amended by written agreement among the Parent, Merger Sub, the Company and the Shareholder, and any provision hereof may be waived in writing by the Parent or Merger Sub, on the one hand, or by the Company and the Shareholder, on the other hand.

         Section 12.2 Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant or agreement contained herein may be waived only by a written notice from the party or parties entitled to the benefits thereof. No failure by any party hereto to exercise, and no delay in exercising, any right hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or future exercise of that right by that party.

         Section 12.3 Notices. All notices and other communications hereunder shall be deemed given if given in writing and delivered personally, by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier to the party to receive the same at its respective address set forth below (or at such other address as may from time to time be designated by such party to the others in accordance with this Section 12.3):

                  (a)   if to the Company or the Shareholder, to:

                        George Abi Zeid
                        President
                        Swift Telecommunications, Inc.
                        262 Glen Head Road
                        Glen Head, NY 11545
                        Telecopier: 516-671-5959
                   with copies to:

                       Bruce S. Coleman, Esq.
                       Coleman, Rhine & Goodwin LLP
                       750 Lexington Avenue
                       New York, New York 10022
                       Telecopier: 212-317-1970

                  (b)  if to the Parent or Merger Sub, to:

                       Mail.com, Inc.
                       11 Broadway
                       New York, New York 10004
                       Attention: Thomas Murawski
                       Telecopier: 732-352-6646

                       With a copy at the same address to:

                       David W. Ambrosia, Esq.
                       Telecopier: 212-298-8352

         All such notices and communications hereunder shall be deemed given when received, as evidenced by the signed acknowledgment of receipt of the person to whom such notice or communication shall have been personally delivered, the acknowledgment of receipt returned to the sender by the applicable postal authorities or the confirmation of delivery rendered by the applicable overnight courier service.

         Section 12.4 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors (or, in the case of the Shareholder, his heirs, administrators, executors and personal representatives) and permitted assigns. Neither this Agreement nor any rights, duties or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto, except that vested rights to receive payment or to initiate legal action with respect to causes of action that have accrued hereunder shall be assignable by devise, descent or operation of law and except that Parent may assign its rights under this Agreement in connection with a merger or consolidation of Parent with, or a transfer of all or substantially all of Parent's assets to, another person.

         Section 12.5 No Third Party Beneficiaries. Neither this Agreement or any provision hereof nor any Schedule, certificate or other instrument delivered pursuant hereto, nor any agreement to be entered into pursuant hereto or any provision hereof, is intended to create any right, claim or remedy in favor of any person or entity, other than the parties hereto and their respective successors (or, in the case of the Shareholder, his respective heirs, administrators, executors and personal representatives) and permitted assigns and any other parties indemnified under Article XI.

         Section 12.6 Public Announcements. Promptly after the execution and delivery hereof, the Parent and the Company shall issue a press release in such form as they shall mutually agree. Other than as provided in the immediately preceding sentence, none of the parties hereto shall, except as mutually agreed by the Parent and the Shareholder, or except as may be required by law or applicable regulatory authority (including, without limitation, the rules applicable to Nasdaq National Market), issue any reports, releases, announcements or other statements to the public relating to the transactions contemplated hereby.

         Section 12.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 12.8 Headings. The article and section headings contained in this Agreement are solely for convenience of reference, are not part of the agreement of the parties and shall not be used in construing this Agreement or in any way affect the meaning or interpretation of this Agreement.

         Section 12.9 Entire Agreement. This Agreement, the Note and the Schedules, certificates and other instruments and documents delivered pursuant to this Agreement, together with the other agreements referred to herein and to be entered into pursuant hereto, embody the entire agreement of the parties hereto in respect of, and there are no other agreements or understandings, written or oral, among the parties relating to, the subject matter hereof, other than the Confidentiality Agreement entered into between Parent and the Company (the "Confidentiality Agreement"). The Transaction Agreements and the Note supersedes all prior agreements and understandings, written or oral, between the parties with respect to such subject matter, other than the Confidentiality Agreement.

         Section 12.10 Governing Law. The parties hereby agree that this Agreement, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof and, as to all other matters, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law thereunder. Each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought exclusively in the federal or state courts sitting in New York, New York and any court to which an appeal may be taken in any such litigation, and (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to any such action or proceeding, for itself and in respect of its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

         IN WITNESS WHEREOF, Parent, Merger Sub, the Company and the Shareholder have caused this Agreement to be duly executed and delivered as an instrument under seal as of the date first above written.

                           MAIL.COM, INC.

                           By:             s/Frank Graziano
                                           ----------------------------
                                           Frank Graziano:
                                           Senior Vice President:


                           ML ACQUISITION CORP.


                           By:             s/Frank Graziano
                                           ----------------------------
                                           Frank Graziano:
                                           Senior Vice President:


                           SWIFT TELECOMMUNICATIONS INC.


                           By:             s/George Abi Zeid
                                           ----------------------------
                                           Name: George Abi Zeid
                                           Title: President





                             THE SHAREHOLDER:



                             S/George Abi Zeid
                             -----------------------------------
                             George Abi Zeid


                                       F-1